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                                                                     Exhibit 3.3

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                EMS PARTNERS L.P.

            The undersigned desires to form a limited partnership pursuant to the laws of the State of Delaware, and does hereby certify as follows:

            1. The name of the limited partnership (the "Partnership") is EMS Partners L.P.

            2. The address of the Partnership's registered office in Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington (New Castle County), Delaware 19808. Corporation Service Company is the Partnership's registered agent for service of process at that address.

            3. The name and business address of the General Partner is as follows:

             NAME                       ADDRESS

             EMSC, Inc.                 712 Fifth Avenue
                                        New York, New York  10019

            IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 29th day of December, 2004.

                                        GENERAL PARTNER:

                                        EMSC, Inc.

                                        By: /s/ Robert M. Le Blanc
                                            ------------------------------------
                                            Name: Robert M. Le Blanc
                                            Title: President